UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 14, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Statement
This Amendment No. 1 on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K of Strata Skin Sciences, Inc. (the "Company") filed on September 14, 2017 (the "Original Form 8-K").  The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Stockholders held on September 14, 2017 (the "2017 Annual Meeting").  The purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers ("Say-on-Pay Votes").  No other amendments to the Original Form 8-K are being made by this Amendment and, except as specifically stated herein, the Original Form 8-K remains unchanged.

Item 5.07          Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay Votes held at the 2017 Annual Meeting, over a majority of stockholders that voted on the matter indicated a preference to hold future Say-on-Pay Votes every three years.  The Company's Board of Directors (the "Board") considered the outcome of this advisory vote at a duly convened meeting of the Board on October 26, 2017 and determined, consistent with the Board's recommendation to shareholders in the proxy statement for the 2017 Annual Meeting, that the Company will include a Say-on-Pay Vote every three years until the next vote on the frequency of future Say-on-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.

Date: October 27, 2017	By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer